Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
The information in this free wr iting prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

CMLTI 2007-WFHE3

Term Sheet	Date Prepared: June [18], 2007
Citigroup Mortgage Loan Trust 2007-WFHE3 Asset-Backed Certificates,
Series 2007-WFHE3

Approximate Total Offered Size:   $ [565,720,000]
Citigroup Global Markets Realty Corp.
Seller
Wells Fargo Bank N.A.
Servicer
Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type(2) / Class	Initial Credit Enhancement	Target Credit Enhancement(4)	Ratings (S&P/Moodys)		WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
A-1	233,212,000	FLT/SR/SEQ	20.00%	21.90%	AAA	Aaa	1.00/1.00	1–22/1-22
A-2	183,319,000	FLT/SR/SEQ	20.00%	21.90%	AAA	Aaa	3.00/3.00	22–76/22-76
A-3	42,239,000	FLT/SR/SEQ	20.00%	21.90%	AAA	Aaa	7.06/9.26	76-86/76-197
M-1	26,953,000	Floating / Mezz	15.30%	17.20%	AA+	Aa1	5.00/5.55	44-86/44-168
M-2	24,372,000	Floating / Mezz	11.05%	12.95%	AA	Aa2	4.90/5.42	41-86/41-158
M-3	6,308,000	Floating / Mezz	9.95%	11.85%	AA-	Aa2	4.87/5.36	40–86/40-148
M-4	10,609,000	Floating / Mezz	8.10%	10.00%	A+	Aa3	4.84/5.32	40–86/40-144
M-5	7,168,000	Floating / Mezz	6.85%	8.75%	A	A1	4.82/5.28	39–86/39-138
M-6	5,161,000	Floating / Mezz	5.95%	7.85%	A-	A2	4.81/5.25	39–86/39-133
M-7	6,882,000	Floating / Mezz	4.75%	6.65%	BBB+	A3	4.81/5.22	38–86/38-129
M-8	5,161,000	Floating / Mezz	3.85%	5.75%	BBB	A3	4.79/5.16	38–86/38-123
M-9	6,308,000	Floating / Mezz	2.75%	4.65%	BBB-	Baa1	4.79/5.11	38–86/38-117
M-10	8,028,000	Floating / Mezz	1.35%	3.25%	BB+	Baa3	4.78/5.00	37–86/37-109
NON-OFFERED CERTIFICATES
M-11	7,742,000	Floating / Mezz	0.00%	1.90%	BB	Ba2	4.73/4.77	37–86/37-96

(1)	Certificate sizes are subject to change (+/- 5%)
(2)
The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date

(3)	Based on Pricing Prepayment Assumption
(4)	Includes Targeted Overcollateralization Amount, before stepdown

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[June 20, 2007]
Rating Agencies:	S&P / Moody’s	Expected Settlement Date:	[June 25, 2007]
Trustee:	[U.S. Bank, National Association]	Trust Administrator	Citibank N.A.

Citigroup Global Markets Inc.

For Further Information:

Mortgage Finance Taruna Reddy (212) 723-6748 Sang Shin (212) 723-6586 Ranie Guo (212) 723-6557	MBS Trading Stephen Weinstein (212) 723-5648 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

Registration Statement No. 333-138237

This term sheet constitutes ABS informational and computational material used in reliance on Rule 167 of the Securities Act of 1933, as amended.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this termsheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This termsheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this termsheet is preliminary and is subject to completion or change.

The information in this termsheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar termsheet relating to these securities.

This termsheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this termsheet may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this termsheet may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This termsheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this termsheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust 2007-WFHE3, Asset-Backed Certificates, Series 2007-WFHE3
Offered Certificates:
Approximately $458,770,000 senior floating-rate certificates (the Class A-1, Class A-2, and Class A-3 Certificates) and approximately $106,950,000 mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, and Class M-10 Certificates).

Non-Offered Certificates:	Class M-11, Class CE, Class P, Class R and Class R-X Certificates
Class A Certificates:	Class A-1, Class A-2, and Class A-3 Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.
Seller:	Citigroup Global Markets Realty Corp.
Originator:	Wells Fargo Bank N.A. (100.00%)
Servicer:	Wells Fargo Bank N.A. Wells Fargo Bank N.A. currently has a Servicer Quality rating of “SQ1” by Moodys, a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.
Depositor:	Citigroup Mortgage Loan Trust Inc.
Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.
Trustee:	U.S. Bank, National Association
Swap Provider:	Swiss Re Financial Products Corporation
Cap Provider:	Swiss Re Financial Products Corporation
Mortgage Loans:
Approximately 3,446 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $573,462,314.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the aggregate principal balance, range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about June 25, 2007.
Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing July 25, 2007
Cut-Off Date:	June 1, 2007.
Payment Delay:	The Offered Certificates have a 0 day delay.
Day Count:	The Offered Certificates are Actual/360.
Administrative Fee Rate:	Sum of the Servicing Fee Rate and Credit Risk Manager Fee Rate equal to approximately 0.515% per annum.
Denomination:	$25,000 and multiples of $1 in excess thereof.
Legal Final Maturity:	For all classes the legal final maturity is expected to be June 2037.
SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.
ERISA Eligibility:	All of the Offered Certificates are expected to be ERISA eligible.
Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure
Prepayment Assumption:
Adjustable-Rate Mortgage Loans: 5.0% CPR in month 1, building to 27.0% CPR by month 12; 27.0% CPR for months 13-23; 60.0% CPR for months 24-27; 30.0% CPR for months 28 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:

➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•       (1) the Formula Rate
•       (2) the Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•      On or prior to the Optional Termination Date:  The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing (the “Initial Margin”), and (ii) the Maximum Cap Rate.
•      After the Optional Termination Date:  The lesser of (i)1-Month LIBOR plus 2x the Initial Margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the Initial Margin for the Class M Certificates and (ii) the Maximum Cap Rate.

Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider by the Trust (in the case of any such Swap Termination Payment only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.
Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period), equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Mortgage Loans,
➢ minus the Net Swap Payment (as defined in the Swap Agreement) or Swap Termination Payment, if any, made to the Swap Provider by the Trust, (in the case of any such Swap Termination Payment only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans.

Maximum Net Mortgage Rate:
The Maximum Net Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount described under Class A Principal Distribution Amount below.

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs unless the aggregate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal distributed to the Class M Certificates will be an amount described under Class M Principal Distribution Amount below.

Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Mortgage Loans actually received or advanced on or prior to the related Determination Date;

(ii)  the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans.  If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding certificate principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such certificate principal balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

LIBOR Carryover Amount:
For any Distribution Date the excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate for the most recently ended Interest Accrual Period.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x)    the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y)    interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the Net WAC Cap.

Credit Enhancement Percentage:
For any distribution date and for any Class of Certificates , the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of all Classes of Certificates below it in payment priority, the amounts in deposit in the Reserve Fund, and the Overcollateralization Amount, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof, and any deposits or withdrawals from the Reserve Fund on the related distribution date and the denominator of which is  the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Senior Enhancement Percentage:
For any distribution date is the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Class M Certificates, the amounts in deposit in the Reserve Fund, and the Overcollateralization Amount, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof, and any deposits or withdrawals from the Reserve Fund on the related distribution date and the denominator of which is  the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Available Funds:
For any Distribution Date, the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Credit Risk Manager and the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event (as defined in the Swap Agreement))of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all principal and interest Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding aggregate certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus any Excess Interest allocable to principal in order to build or maintain the Targeted Overcollateralization Amount minus any Overcollateralization Release Amount.

Class A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the Principal Distribution Amount plus amounts payable under clause 4 under Payment Priority. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A Certificates over (ii) the lesser of (a) approximately 56.20% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first, to the Class A-1 Certificates, second, to the Class A-2 Certificates, and third, to the Class A-3 Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M Certificates, Class CE Certificates and Reserve Fund has been reduced to zero, principal will be allocated to Class A Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates Target Credit Enhancement Percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Swap Agreement
On the Closing Date, the Trust Administrator (in its capacity as Supplemental Interest Trust
Trustee for the Supplemental Interest Trust) will enter into a Swap Agreement with the Swap
Provider. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Provider an amount equal to [5.338]% per annum on a notional amount equal to the related swap notional amount set forth in the schedule on page 16 and (ii) the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired.
Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.

Cap Agreement
On the Closing Date, the Trust Administrator (in its capacity as Cap Trustee for the Cap Trust)  will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Cap Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period.  The schedule containing the notional amounts is in the table on page 15.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.     From the Interest Remittance Amount, to pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.     Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)    To pay the Class A Principal Distribution Amount to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, and Class A-3 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero.
b)    To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)     To pay up to an amount equal to the Class A Principal Distribution Amount to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, and Class A-3 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Class A Principal Distribution Amount);
b)     To pay up to an amount equal to the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until the Certificate Principal Balance of each such class is reduced to zero.
4.     From Excess Interest, if any, up to an amount sufficient to build or restore overcollateralization to the required level by paying the Class A and Class M Certificates in the same manner in which the Class A Principal Distribution Amount or Class M Principal Distribution Amount is paid.
5.     From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
6.     From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
7.     From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)    to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)   sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class.
8.     To pay certain swap termination payments (caused by a Swap Provider Trigger Event) to the
Swap Provider.
9.     To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
10.   To the holders of the Class R Certificates, any remaining amounts.

Cap Agreement Payment Priority:
Any amounts received under the Cap Agreement will be distributed by the Trust Administrator as follows:
1.     To cover Interest Carry Forward Amounts on the Class A Certificates.
2.     To pay Class M Interest Distribution Amounts, to the extent remaining undistributed.
3.     To pay  up to an amount sufficient to restore overcollateralization to the required level by paying the Class A and Class M Certificates in the same manner in which the Principal Distribution Amount is paid to the extent remaining undistributed from clause 4 in Payment Priority above.

Notwithstanding any of the foregoing, the cumulative aggregate amount of Cap Agreement proceeds distributed in respect of amounts payable above on such Distribution Date, when added to the cumulative aggregate amount of Cap Agreement proceeds distributed in respect of such amounts on all prior Distribution Dates, will not be permitted to exceed the cumulative aggregate amount of realized losses incurred since the Cut-Off Date through the last day of the related Prepayment Period (reduced by the aggregate amount of Subsequent recoveries received since the Cut-Off date through the last day of the Prepayment Period).

4.     To pay the Reserve Fund, any remaining amounts up to the Reserve Fund Target
5.     To make distributions as set forth in clauses (5) through (7) under Payment Priority above to the extent remaining undistributed.
6.     Any remaining amounts to the Class CE Certificates.

Supplemental Interest Trust:
Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:
1.     To the Swap Provider, any net swap payments and certain swap termination payments (other than any Swap Termination Payment due to a Swap Provider Trigger Event (as defined in the
        Swap Agreement)) owed to the Swap Provider for such Distribution Date.
2.     To cover Interest Carry Forward Amounts on the Class A Certificates.
3.     To pay Class M Interest Distribution Amounts, to the extent remaining undistributed.
4.     To pay  up to an amount sufficient to restore overcollateralization to the required level by paying the Class A and Class M Certificates in the same manner in which the Principal
        Distribution Amount is paid to the extent remaining undistributed from clause 4 in Payment
        Priority above.

Notwithstanding any of the foregoing, the cumulative aggregate amount of  Swap Agreement proceeds distributed in respect of amounts payable above on such Distribution Date, when added to the cumulative aggregate amount of swap Agreement proceeds distributed in respect of such amounts on all prior Distribution Dates, will not be permitted to exceed the cumulative aggregate amount of realized losses incurred since the Cut-Off Date through the last day of the related Prepayment Period (reduced by the aggregate amount of Subsequent recoveries received since the Cut-Off date through the last day of the Prepayment Period).

5.     To pay the Reserve Fund, any remaining amounts up to the Reserve Fund Target
6.     To make distributions as set forth in clauses (5) through (7) under Payment Priority  above to the extent remaining undistributed.
7.     Any remaining amounts to the Class CE Certificates.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial targeted amount

Reserve Fund
Proceeds from the Cap and Swap agreements will be deposited in the Reserve Fund up to the amount of the Reserve Fund Target to the extent described under Supplemental Interest Trust and Cap Payment Priority above and will provide credit support.  After the distribution date in September 2012, the Cap and Swap agreements will expire and the Reserve Fund will only be available to the extent there is any remaining balance in the Reserve Fund.

Amounts so deposited may be invested in permitted investments (as defined in the pooling and servicing agreement).

In the event that Realized Losses are incurred on the mortgage loans, such Realized Losses will result in a reduction in Reserve Fund before a reduction in overcollateralization amount.

Reserve Fund Target
The Reserve Fund Target for any Distribution Date will be an amount equal to the greater of (1) zero and (2) the Targeted Overcollateralization Amount for that date minus the Overcollateralization Amount after the excess interest cashflow waterfall is applied for that Distribution Date.

Reserve Fund Release Amount
As of any Distribution Date, the excess, if any, of (x) the Reserve Fund over (y) the Reserve Fund Target.

Any amounts released from the Reserve Fund would make distributions pursuant to (5) through (7) under Payment Priority  above to the extent remaining undistributed on the related Distribution Date, and then any remaining amounts from the Reserve Fund Release Amount would be released to the holders of the class CE certificates.

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)    the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
July 2009 through June 2010	1.10% for the first month plus an additional 1/12th of 1.40% for each month thereafter
July 2010 through June 2011	2.50% for the first month plus an additional 1/12th of 1.45% for each month thereafter
July 2011 through June 2012	3.95% for the first month plus an additional 1/12th of 1.15% for each month thereafter
July 2012 through June 2013	5.10% for the first month plus an additional 1/12th of 0.65% for each month thereafter
July 2013 and thereafter	5.75%
(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds 36.50% of the Senior Enhancement Percentage.
60+ Day Delinquent Loan:	The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.
Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Reserve Fund ➢ Overcollateralization ➢ Subordination

Class	Initial Credit Enhancement**	Target Credit Enhancement before Step-down*/**	Target Credit Enhancement after Step-down**
A	20.00%	21.90%	43.80%
M-1	15.30%	17.20%	34.40%
M-2	11.05%	12.95%	25.90%
M-3	9.95%	11.85%	23.70%
M-4	8.10%	10.00%	20.00%
M-5	6.85%	8.75%	17.50%
M-6	5.95%	7.85%	15.70%
M-7	4.75%	6.65%	13.30%
M-8	3.85%	5.75%	11.50%
M-9	2.75%	4.65%	9.30%
M-10	1.35%	3.25%	6.50%
M-11	0.00%	1.90%	3.80%
		* Includes Targeted Overcollateralization	**Approximate
Overcollateralization Amount:	For any Distribution Date the excess, if any, of (a) aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) aggregate Certificate Principal Balance of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.
Overcollateralization Increase Amount:
The Overcollateralization Increase Amount with respect to any distribution date will equal the lesser of (a) the sum of (i) the Net Monthly Excess Cashflow for such distribution date and (ii) any amounts received under the Interest Rate Cap Agreement or the Interest Rate Swap Agreement for this purpose and (b) the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Overcollateralizeation Amount on such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed).

Notwithstanding any of the foregoing, the cumulative aggregate amount of Interest Rate Cap Agreement and Interest Rate Swap Agreement proceeds distributed in respect of amounts payable on such Distribution Date under Overcollateralization Increase Amount, when added to the cumulative aggregate amount of Interest Cap Agreement and Interest Rate Swap proceeds distributed in respect of such amounts on all prior Distribution Dates, will not be permitted to exceed the cumulative aggregate amount of realized losses incurred since the Cut-Off Date through the last day of the related Prepayment Period (reduced by the aggregate amount of Subsequent recoveries received since the Cut-Off date through the last day of the Prepayment Period).

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x)    the Targeted Overcollateralization Amount for such Distribution Date over
(y)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x)    the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over
(y)   the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:	As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [1.90%] of the principal balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [3.80%] of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.
Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest,   amounts on deposit in the Reserve Fund and then Overcollateralization Amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicer must advance delinquent payments of principal and interest on the mortgage loans.
Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Offered Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	7.98	7.98	44	9.11	11.18
2	7.73	11.73	45	9.86	12.37
3	7.73	11.73	46	9.10	11.16
4	7.98	12.12	47	9.39	11.52
5	7.73	11.72	48	9.09	11.14
6	7.98	12.11	49	9.38	11.50
7	7.73	11.71	50	9.08	11.12
8	7.73	11.71	51	9.08	11.11
9	8.26	12.51	52	9.37	11.47
10	7.73	11.70	53	9.07	11.09
11	7.98	12.09	54	9.36	11.45
12	7.73	11.69	55	9.07	11.07
13	7.97	12.08	56	9.06	11.06
14	7.73	11.68	57	9.58	11.81
15	7.73	11.68	58	9.05	11.04
16	7.97	12.06	59	9.34	11.40
17	7.73	11.66	60	9.05	11.02
18	7.98	12.05	61	9.33	11.38
19	7.78	11.65	62	9.04	11.00
20	7.83	11.64	63	9.03	10.99
21	8.41	12.88	64	9.33	11.35
22	7.98	11.61	65	9.03	10.97
23	9.44	11.93	66	9.32	11.32
24	9.18	11.48	67	9.02	10.95
25	9.45	11.80	68	9.01	10.94
26	9.14	11.36	69	9.98	12.10
27	9.13	11.35	70	9.01	10.92
28	9.42	11.72	71	9.30	11.27
29	9.13	11.33	72	9.00	10.90
30	9.42	11.70	73	9.29	11.25
31	9.13	11.31	74	8.99	10.88
32	9.13	11.30	75	8.99	10.87
33	9.87	12.50	76	9.28	11.22
34	9.13	11.28	77	8.98	10.85
35	9.43	11.64	78	9.27	11.20
36	9.14	11.26	79	8.97	10.83
37	9.43	11.62	80	8.97	10.82
38	9.13	11.24	81	9.92	11.97
39	9.13	11.23	82	8.96	10.80
40	9.42	11.59	83	9.25	11.15
41	9.12	11.21	84	8.95	10.78
42	9.41	11.57	85	9.25	11.13
43	9.11	11.19	86	8.94	10.76

Assumptions:
(1)	Assumes 1m LIBOR, 6m LIBOR, 1yr CMT and 1yr LIBOR stays at 5.32%, 5.40% and 5.00%, and 5.46% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1m LIBOR, 6m LIBOR, 1yr CMT and 1yr LIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement and net payments made or received under the Swap Agreement subject to the Maximum Cap Rate.

Cap Agreement Schedule, Strike=  5.50 % for all Periods.

Period	Notional Balance ($)
1	544,854,820.00
2	539,596,851.88
3	532,174,440.45
4	523,321,631.02
5	513,215,023.99
6	501,728,545.15
7	489,064,766.46
8	475,217,484.18
9	460,155,908.68
10	444,286,463.56
11	427,664,871.29
12	411,629,609.15

Swap Agreement Schedule, Strike= 5.338% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	0.00	35	129,765,284.33
2	0.00	36	123,883,076.65
3	0.00	37	118,261,125.01
4	0.00	38	118,261,125.01
5	0.00	39	118,261,125.01
6	0.00	40	117,148,674.17
7	0.00	41	112,932,184.36
8	0.00	42	108,876,001.86
9	0.00	43	104,973,620.79
10	0.00	44	101,218,922.51
11	0.00	45	97,606,047.12
12	0.00	46	94,129,370.76
13	396,064,657.55	47	90,783,508.92
14	381,086,997.63	48	87,563,371.41
15	366,614,421.16	49	84,463,910.58
16	352,516,727.98	50	81,480,371.92
17	338,896,130.63	51	78,608,200.71
18	325,547,488.95	52	75,842,988.33
19	312,704,437.98	53	73,180,528.54
20	300,010,100.31	54	70,616,887.35
21	286,795,638.31	55	68,148,165.88
22	264,246,290.81	56	65,770,351.65
23	243,483,982.72	57	63,480,083.89
24	224,897,025.22	58	61,273,987.08
25	208,139,542.37	59	59,148,823.13
26	193,397,382.42	60	57,100,147.60
27	185,052,348.05	61	55,126,422.66
28	177,274,285.06	62	53,224,797.27
29	169,779,812.26	63	51,392,494.03
30	162,565,869.56
31	155,600,502.51
32	148,882,923.03
33	142,371,791.80
34	135,926,976.16

Sensitivity Analysis – To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.65	1.00	0.73	0.59
Principal Window (mos)	1 - 40	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Oct-10	Apr-09	Oct-08	Jun-08

A-2
WAL (yrs)	6.54	3.00	1.79	1.45
Principal Window (mos)	40 - 157	22 - 76	16 - 27	12 - 23
Principal Window End (date)	Jul-20	Oct-13	Sep-09	May-09

A-3
WAL (yrs)	18.23	9.26	2.52	2.01
Principal Window (mos)	157 - 343	76 - 197	27 - 34	23 - 26
Principal Window End (date)	Jan-36	Nov-23	Apr-10	Aug-09

M-1
WAL (yrs)	10.61	5.55	6.42	4.37
Principal Window (mos)	55 - 310	44 - 168	34 - 125	26 - 88
Principal Window End (date)	Apr-33	Jun-21	Nov-17	Oct-14

M-2
WAL (yrs)	10.57	5.42	4.92	3.65
Principal Window (mos)	55 - 298	41 - 158	50 - 99	37 - 69
Principal Window End (date)	Apr-32	Aug-20	Sep-15	Mar-13

M-3
WAL (yrs)	10.54	5.36	4.42	3.27
Principal Window (mos)	55 - 282	40 - 148	47 - 92	36 - 65
Principal Window End (date)	Dec-30	Oct-19	Feb-15	Nov-12

M-4
WAL (yrs)	10.52	5.32	4.23	3.13
Principal Window (mos)	55 - 277	40 - 144	44 - 89	33 - 63
Principal Window End (date)	Jul-30	Jun-19	Nov-14	Sep-12

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-5
WAL (yrs)	10.48	5.28	4.08	3.02
Principal Window (mos)	55 - 267	39 - 138	42 - 85	32 - 60
Principal Window End (date)	Sep-29	Dec-18	Jul-14	Jun-12

M-6
WAL (yrs)	10.44	5.25	3.98	2.95
Principal Window (mos)	55 - 259	39 - 133	41 - 82	31 - 58
Principal Window End (date)	Jan-29	Jul-18	Apr-14	Apr-12

M-7
WAL (yrs)	10.40	5.22	3.89	2.89
Principal Window (mos)	55 - 253	38 - 129	40 - 79	30 - 56
Principal Window End (date)	Jul-28	Mar-18	Jan-14	Feb-12

M-8
WAL (yrs)	10.33	5.16	3.80	2.83
Principal Window (mos)	55 - 242	38 - 123	39 - 75	30 - 53
Principal Window End (date)	Aug-27	Sep-17	Sep-13	Nov-11

M-9
WAL (yrs)	10.25	5.11	3.72	2.76
Principal Window (mos)	55 - 232	38 - 117	38 - 72	29 - 51
Principal Window End (date)	Oct-26	Mar-17	Jun-13	Sep-11

M-10
WAL (yrs)	10.07	5.00	3.60	2.68
Principal Window (mos)	55 - 218	37 - 109	37 - 67	28 - 48
Principal Window End (date)	Aug-25	Jul-16	Jan-13	Jun-11

M-11
WAL (yrs)	9.66	4.77	3.40	2.55
Principal Window (mos)	55 - 193	37 - 96	36 - 58	27 - 42
Principal Window End (date)	Jul-23	Jun-15	Apr-12	Dec-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.65	1.00	0.73	0.59
Principal Window (mos)	1 - 40	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Oct-10	Apr-09	Oct-08	Jun-08

A-2
WAL (yrs)	6.54	3.00	1.79	1.45
Principal Window (mos)	40 - 157	22 - 76	16 - 27	12 - 23
Principal Window End (date)	Jul-20	Oct-13	Sep-09	May-09

A-3
WAL (yrs)	14.47	7.06	2.52	2.01
Principal Window (mos)	157 - 176	76 - 86	27 - 34	23 - 26
Principal Window End (date)	Feb-22	Aug-14	Apr-10	Aug-09

M-1
WAL (yrs)	9.66	5.00	4.10	2.90
Principal Window (mos)	55 - 176	44 - 86	34 - 52	26 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-2
WAL (yrs)	9.66	4.90	4.31	3.16
Principal Window (mos)	55 - 176	41 - 86	50 - 52	37 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-3
WAL (yrs)	9.66	4.87	4.10	3.06
Principal Window (mos)	55 - 176	40 - 86	47 - 52	36 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-4
WAL (yrs)	9.66	4.84	3.93	2.93
Principal Window (mos)	55 - 176	40 - 86	44 - 52	33 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

Assumptions:
Prepayments are capped at 85% CPR.

	Sensitivity Analysis – To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-5
WAL (yrs)	9.66	4.82	3.79	2.82
Principal Window (mos)	55 - 176	39 - 86	42 - 52	32 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-6
WAL (yrs)	9.66	4.81	3.70	2.77
Principal Window (mos)	55 - 176	39 - 86	41 - 52	31 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-7
WAL (yrs)	9.66	4.81	3.63	2.72
Principal Window (mos)	55 - 176	38 - 86	40 - 52	30 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-8
WAL (yrs)	9.66	4.79	3.57	2.67
Principal Window (mos)	55 - 176	38 - 86	39 - 52	30 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-9
WAL (yrs)	9.66	4.79	3.51	2.63
Principal Window (mos)	55 - 176	38 - 86	38 - 52	29 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-10
WAL (yrs)	9.66	4.78	3.45	2.59
Principal Window (mos)	55 - 176	37 - 86	37 - 52	28 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-11
WAL (yrs)	9.59	4.73	3.37	2.54
Principal Window (mos)	55 - 176	37 - 86	36 - 52	27 - 38
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

Assumptions:
Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.39	30	3.84	59	3.74
2	2.21	31	3.76	60	3.64
3	2.22	32	3.75	61	3.73
4	2.41	33	3.99	62	3.63
5	2.24	34	3.75	63	3.62
6	2.43	35	3.84	64	3.73
7	2.26	36	3.74	65	3.54
8	2.26	37	3.82	66	3.72
9	2.64	38	3.68	67	3.53
10	2.28	39	3.73	68	3.52
11	2.47	40	3.82	69	4.08
12	2.29	41	3.74	70	3.51
13	2.45	42	3.82	71	3.69
14	2.42	43	3.73	72	3.50
15	2.41	44	3.73	73	3.68
16	2.44	45	3.98	74	3.49
17	2.41	46	3.72	75	3.48
18	2.45	47	3.80	76	3.66
19	2.44	48	3.71	77	3.48
20	2.49	49	3.79	78	3.67
21	2.67	50	3.70	79	3.49
22	2.62	51	3.69	80	3.49
23	3.88	52	3.78	81	4.06
24	3.84	53	3.68	82	3.50
25	3.88	54	3.77	83	3.69
26	3.79	55	3.67	84	3.52
27	3.78	56	3.66	85	3.71
28	3.85	57	3.85	86	3.53
29	3.77	58	3.65

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1m LIBOR = 5.32% 6m LIBOR = 5.40% 1yr CMT = 5.00% 1yr LIBOR = 5.46%
4) Run to 10% Optional Termination
5) Includes payments from Cap Agreement and net payments made or received under the Swap Agreement

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)
1	5.32000	5.40000	5.46000	5.00000	2.39	44	5.61121	5.68867	5.78959	5.19986	3.76
2	5.33382	5.40624	5.48638	5.06368	2.20	45	5.61680	5.69403	5.79529	5.21363	4.02
3	5.33717	5.41218	5.48817	5.10816	2.21	46	5.61824	5.69956	5.80094	5.22896	3.75
4	5.34079	5.41737	5.49000	5.12921	2.39	47	5.62099	5.70580	5.80690	5.24549	3.85
5	5.34571	5.42039	5.49181	5.13236	2.21	48	5.62667	5.71248	5.81304	5.26201	3.75
6	5.35299	5.42113	5.49360	5.13550	2.40	49	5.63481	5.71912	5.81910	5.27462	3.83
7	5.36242	5.42007	5.49537	5.13975	2.21	50	5.64259	5.72528	5.82486	5.28423	3.73
8	5.36866	5.41794	5.49713	5.14483	2.21	51	5.64921	5.73101	5.83034	5.29384	3.72
9	5.36760	5.41548	5.49923	5.14991	2.59	52	5.65479	5.73647	5.83565	5.30317	3.81
10	5.35851	5.41385	5.50234	5.15297	2.24	53	5.66016	5.74180	5.84088	5.31228	3.72
11	5.35001	5.41434	5.50718	5.15448	2.44	54	5.66554	5.74705	5.84603	5.32138	3.81
12	5.34680	5.41709	5.51372	5.15599	2.26	55	5.67091	5.75219	5.85110	5.32774	3.70
13	5.34990	5.42160	5.52151	5.15413	2.45	56	5.67613	5.75722	5.85610	5.33199	3.69
14	5.35425	5.42716	5.53000	5.14968	2.42	57	5.68118	5.76216	5.86104	5.33623	3.88
15	5.35804	5.43371	5.53900	5.14524	2.41	58	5.68607	5.76702	5.86592	5.33798	3.67
16	5.36138	5.44139	5.54843	5.14137	2.44	59	5.69089	5.77183	5.87077	5.33782	3.78
17	5.36617	5.45031	5.55828	5.13792	2.40	60	5.69566	5.77659	5.87559	5.33766	3.66
18	5.37323	5.46029	5.56857	5.13448	2.44	61	5.70038	5.78131	5.88039	5.33355	3.76
19	5.38252	5.47095	5.57939	5.13393	2.43	62	5.70505	5.78600	5.88515	5.32642	3.64
20	5.39264	5.48191	5.59070	5.13560	2.48	63	5.70967	5.79065	5.88990	5.31929	3.63
21	5.40308	5.49288	5.60209	5.13727	2.66	64	5.71424	5.79528	5.89463	5.31283	3.55
22	5.41375	5.50356	5.61297	5.14547	2.60	65	5.71878	5.79990	5.89934	5.30687	3.36
23	5.42466	5.51379	5.62287	5.15867	3.91	66	5.72331	5.80450	5.90403	5.30092	3.55
24	5.43577	5.52385	5.63196	5.17188	3.87	67	5.72782	5.80909	5.90871	5.29402	3.34
25	5.44681	5.53423	5.64058	5.18003	3.90	68	5.73231	5.81367	5.91337	5.28640	3.33
26	5.45694	5.54529	5.64907	5.18433	3.81	69	5.73680	5.81823	5.91801	5.27877	3.92
27	5.46574	5.55647	5.65747	5.18863	3.79	70	5.74127	5.82278	5.92263	5.27230	3.31
28	5.47370	5.56694	5.66575	5.18646	3.86	71	5.74573	5.82732	5.92723	5.26671	3.51
29	5.48366	5.57599	5.67387	5.17934	3.81	72	5.75019	5.83184	5.93180	5.26112	3.30
30	5.49667	5.58360	5.68186	5.17223	3.88	73	5.75463	5.83634	5.93634	5.25594	3.49
31	5.51159	5.58999	5.68975	5.15958	3.78	74	5.75905	5.84081	5.94085	5.25106	3.28
32	5.52249	5.59546	5.69755	5.14271	3.78	75	5.76345	5.84526	5.94533	5.24619	3.27
33	5.52717	5.60061	5.70533	5.12584	4.02	76	5.76784	5.84969	5.94978	5.24247	3.46
34	5.52673	5.60622	5.71320	5.11497	3.77	77	5.77220	5.85408	5.95418	5.23963	3.27
35	5.52828	5.61297	5.72123	5.10870	3.88	78	5.77653	5.85844	5.95855	5.23680	3.47
36	5.53411	5.62091	5.72936	5.10242	3.78	79	5.78084	5.86276	5.96288	5.23303	3.27
37	5.54365	5.62985	5.73749	5.10644	3.86	80	5.78511	5.86705	5.96717	5.22855	3.27
38	5.55271	5.63956	5.74549	5.11832	3.71	81	5.78935	5.87130	5.97142	5.22407	3.87
39	5.56005	5.64954	5.75338	5.13020	3.76	82	5.79355	5.87551	5.97562	5.22215	3.27
40	5.56631	5.65923	5.76121	5.14346	3.85	83	5.79772	5.87968	5.97978	5.22220	3.48
41	5.57477	5.66809	5.76897	5.15777	3.79	84	5.80185	5.88381	5.98390	5.22224	3.29
42	5.58654	5.67598	5.77647	5.17208	3.87	85	5.80594	5.88789	5.98797	5.21966	3.49
43	5.60053	5.68282	5.78341	5.18609	3.77	86	5.80999	5.89193	5.99199	5.21507	3.29

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Run to 10% Optional Termination
4) Includes payments from Cap Agreement and net payments made or received under the Swap Agreement
5) 15 day lookback for 6m LIBOR, 1yr CMT and 1yr LIBOR

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	26.83	6.29	20.79
M-2	19.99	7.53	17.24
M-3	18.42	10.33	16.31
M-4	15.94	9.96	14.74
M-5	14.34	11.12	13.65
M-6	13.20	12.16	12.84
M-7	11.68	12.02	11.70
M-8	10.53	12.98	10.79
M-9	9.19	12.94	9.67
M-10	7.64	12.88	8.31
M-11	6.59	13.32	7.33

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1m LIBOR forward and collateral uses 6m LIBOR, 1yr CMT and 1yr LIBOR forwards
8.	15 day lookback for 6m LIBOR, 1yr CMT, and 1yr LIBOR
9.	100% Principal and Interest Advancing
10.	To maturity
11.	Prepayments are capped at 85% CPR.
12.	Amounts on deposit in the Reserve Fund are invested at a rate of return of 1m LIBOR

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$573,462,314.07
Number of Mortgage Loans	3,446
Average Scheduled Principal Balance:	$166,413.90	$7,315.12	$1,852,299.77
Weighted Average Gross Coupon:	8.499%	5.000%	13.125%
Non-Zero Weighted Average Original Credit Score:	623	500	798
Weighted Average Combined LTV Ratio (1):	82.40%	8.50%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	85.67%	8.50%	100.00%
Weighted Average Effective LTV Ratio(3):	81.06%	8.50%	100.00%
Weighted Average Stated Remaining Term:	353	117	359
Weighted Average Original Term:	356	120	360
Weighted Average Roll Term:	22	2	113
Weighted Average Gross Margin:	5.426%	1.000%	8.030%
Weighted Average Initial Periodic Rate Cap:	3.022%	1.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.011%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.442%	11.375%	18.950%
Weighted Average Gross Minimum Lifetime Rate:	5.585%	1.000%	12.250%
Weighted Average Seasoning:	3	1	21
Weighted Average First Pay Date:	4/16/2007	10/1/2005	6/1/2007
Weighted Average First Adjustment Date:	4/12/2009	8/1/2007	11/1/2016
Percent Interest Only Loans:	7.80%
Percent Second Liens:	3.69%
Percent of Loans That Has First Lien with Silent Seconds:	17.49%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.97%	1.17%	84.62%

(1)	Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2)	Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3)	Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Arm Non-Hybrid	7	1,378,234.09	0.24	196,890.58	9.145	78.85	88.05	76.51	613
Arm Non-Hybrid IO	1	200,001.00	0.03	200,001.00	9.875	76.92	76.92	76.92	628
Fixed -10 Yrs	1	49,297.02	0.01	49,297.02	10.950	70.42	70.42	70.42	506
Fixed -15 Yrs	44	4,024,962.10	0.70	91,476.41	8.481	65.33	66.05	64.80	625
Fixed -20 Yrs	5	1,011,298.78	0.18	202,259.76	8.038	84.00	84.00	84.00	670
Fixed -30 Yrs	1,069	106,495,736.60	18.57	99,621.83	8.979	81.70	82.66	80.94	631
Fixed -30 Yrs IO	24	8,742,728.53	1.52	364,280.36	7.720	79.78	88.50	77.09	681
Fixed Balloon 30/15	52	9,178,549.50	1.60	176,510.57	8.141	76.40	77.94	76.17	619
Fixed Balloon 40/30	224	48,607,972.51	8.48	216,999.88	8.141	79.79	82.25	77.45	631
Hybrid 10 Yrs Fixed IO	1	247,000.00	0.04	247,000.00	6.500	87.59	87.59	65.69	686
Hybrid 2 Yrs Fixed	1,055	164,809,348.19	28.74	156,217.39	8.889	83.92	87.52	82.40	614
Hybrid 2 Yrs Fixed Balloon	805	182,046,018.40	31.75	226,144.12	8.196	83.43	87.04	82.35	616
Hybrid 2 Yrs Fixed IO	87	30,873,710.15	5.38	354,870.23	7.615	79.52	87.48	77.11	639
Hybrid 3 Yrs Fixed	46	8,806,247.26	1.54	191,440.16	8.388	84.13	88.58	83.32	634
Hybrid 3 Yrs Fixed IO	5	1,983,066.00	0.35	396,613.20	6.820	81.35	86.31	81.35	640
Hybrid 5 Yrs Fixed	8	1,813,115.25	0.32	226,639.41	7.484	84.16	84.16	84.16	684
Hybrid 5 Yrs Fixed Balloon	2	397,354.04	0.07	198,677.02	7.931	80.75	80.75	80.75	654
Hybrid 5 Yrs Fixed IO	9	2,667,868.00	0.47	296,429.78	8.667	78.16	78.16	76.03	675
Hybrid 7 Yrs Fixed	1	129,806.65	0.02	129,806.65	9.500	72.22	72.22	72.22	679
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
7,400.00 - 25,000.00	173	3,153,840.79	0.55	18,230.29	11.815	96.01	96.63	96.01	610
25,000.01 - 50,000.00	357	13,617,365.06	2.37	38,143.88	11.243	91.62	92.38	91.33	611
50,000.01 - 75,000.00	385	23,964,235.69	4.18	62,244.77	10.075	85.41	87.39	84.51	606
75,000.01 - 100,000.00	422	36,666,808.14	6.39	86,888.17	9.262	81.97	84.49	80.95	610
100,000.01 - 125,000.00	338	38,066,045.56	6.64	112,621.44	9.101	82.81	86.44	81.77	613
125,000.01 - 150,000.00	271	37,095,659.81	6.47	136,884.35	8.906	82.81	85.33	81.60	616
150,000.01 - 175,000.00	295	47,561,366.33	8.29	161,224.97	8.510	81.05	85.31	79.69	615
175,000.01 - 200,000.00	270	50,799,993.61	8.86	188,148.12	8.325	81.00	84.88	80.19	617
200,000.01 - 225,000.00	159	33,881,974.31	5.91	213,094.18	8.355	81.55	85.70	80.12	616
225,000.01 - 250,000.00	149	35,312,604.96	6.16	236,997.35	8.311	81.88	85.52	81.22	620
250,000.01 - 275,000.00	97	25,413,788.29	4.43	261,997.82	8.148	81.39	83.62	80.58	618
275,000.01 - 300,000.00	100	28,675,139.72	5.00	286,751.40	8.311	83.08	86.05	80.86	631
300,000.01 - 350,000.00	103	33,364,687.45	5.82	323,929.00	8.125	80.66	84.43	79.98	625
350,000.01 - 400,000.00	89	33,367,803.29	5.82	374,919.14	8.005	84.30	87.43	82.32	632
400,000.01 - 450,000.00	64	27,167,084.96	4.74	424,485.70	7.720	80.85	84.83	79.90	641
450,000.01 - 500,000.00	61	28,934,785.24	5.05	474,340.74	8.120	85.43	87.06	84.16	635
500,000.01 - 600,000.00	58	31,294,949.68	5.46	539,568.10	8.071	85.09	88.84	83.79	635
600,000.01 - 700,000.00	21	13,459,414.39	2.35	640,924.49	8.126	85.92	88.97	78.05	653
700,000.01 - 800,000.00	10	7,509,789.00	1.31	750,978.90	7.411	82.86	86.92	78.06	621
800,000.01 - 900,000.00	8	6,798,659.17	1.19	849,832.40	7.351	74.72	75.36	71.35	639
900,000.01 - 1,000,000.00	11	10,603,607.73	1.85	963,964.34	7.025	70.99	75.22	70.99	654
1,000,000.01 - 1,100,000.00	1	1,060,520.40	0.18	1,060,520.40	7.375	75.00	89.13	75.00	648
1,100,000.01 - 1,200,000.00	2	2,369,890.72	0.41	1,184,945.36	7.559	69.49	78.93	69.49	619
1,400,000.01 - 1,500,000.00	1	1,470,000.00	0.26	1,470,000.00	7.125	70.00	81.90	70.00	681
1,500,000.01 - 1,855,000.00	1	1,852,299.77	0.32	1,852,299.77	7.990	70.00	70.00	70.00	666
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The average loan balance of the mortgage loans at origination was $166,618.73.

Principal Balances of the Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
7,315.12 - 25,000.00	173	3,153,840.79	0.55	18,230.29	11.815	96.01	96.63	96.01	610
25,000.01 - 50,000.00	358	13,667,178.16	2.38	38,176.48	11.229	91.49	92.24	91.20	611
50,000.01 - 75,000.00	390	24,363,902.02	4.25	62,471.54	10.049	84.98	86.93	84.09	606
75,000.01 - 100,000.00	417	36,317,297.31	6.33	87,091.84	9.270	82.23	84.78	81.21	610
100,000.01 - 125,000.00	340	38,340,602.46	6.69	112,766.48	9.096	82.80	86.48	81.78	613
125,000.01 - 150,000.00	274	37,618,211.85	6.56	137,292.74	8.881	82.23	84.65	80.93	617
150,000.01 - 175,000.00	291	47,014,186.75	8.20	161,560.78	8.521	81.56	85.87	80.27	615
175,000.01 - 200,000.00	268	50,450,095.65	8.80	188,246.63	8.330	80.95	84.85	80.13	617
200,000.01 - 225,000.00	162	34,556,287.96	6.03	213,310.42	8.362	81.34	85.40	79.94	617
225,000.01 - 250,000.00	151	35,886,089.15	6.26	237,656.22	8.270	81.58	85.16	80.94	620
250,000.01 - 275,000.00	92	24,165,990.45	4.21	262,673.81	8.189	82.13	84.47	81.27	618
275,000.01 - 300,000.00	100	28,675,139.72	5.00	286,751.40	8.311	83.08	86.05	80.86	631
300,000.01 - 350,000.00	103	33,364,687.45	5.82	323,929.00	8.125	80.66	84.43	79.98	625
350,000.01 - 400,000.00	91	34,166,151.15	5.96	375,452.21	7.973	83.47	86.53	81.54	632
400,000.01 - 450,000.00	62	26,368,737.10	4.60	425,302.21	7.754	81.81	85.92	80.84	641
450,000.01 - 500,000.00	62	29,434,539.04	5.13	474,750.63	8.122	85.34	87.28	84.09	635
500,000.01 - 600,000.00	57	30,795,195.88	5.37	540,266.59	8.068	85.18	88.66	83.85	635
600,000.01 - 700,000.00	21	13,459,414.39	2.35	640,924.49	8.126	85.92	88.97	78.05	653
700,000.01 - 800,000.00	10	7,509,789.00	1.31	750,978.90	7.411	82.86	86.92	78.06	621
800,000.01 - 900,000.00	8	6,798,659.17	1.19	849,832.40	7.351	74.72	75.36	71.35	639
900,000.01 - 1,000,000.00	11	10,603,607.73	1.85	963,964.34	7.025	70.99	75.22	70.99	654
1,000,000.01 - 1,100,000.00	1	1,060,520.40	0.18	1,060,520.40	7.375	75.00	89.13	75.00	648
1,100,000.01 - 1,200,000.00	2	2,369,890.72	0.41	1,184,945.36	7.559	69.49	78.93	69.49	619
1,400,000.01 - 1,500,000.00	1	1,470,000.00	0.26	1,470,000.00	7.125	70.00	81.90	70.00	681
1,500,000.01 - 1,852,299.77	1	1,852,299.77	0.32	1,852,299.77	7.990	70.00	70.00	70.00	666
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The average loan balance of the mortgage loans as of the cut-off date was $166,413.90.

Gross Mortgage Rates of the Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
5.000 - 5.000	1	405,212.00	0.07	405,212.00	5.000	80.00	100.00	80.00	666
5.001 - 5.500	3	820,755.03	0.14	273,585.01	5.447	77.66	92.97	77.66	632
5.501 - 6.000	18	7,252,712.14	1.26	402,928.45	5.875	76.40	86.38	76.40	637
6.001 - 6.500	65	20,290,071.70	3.54	312,154.95	6.377	76.19	83.91	75.75	660
6.501 - 7.000	200	52,290,296.61	9.12	261,451.48	6.851	74.20	79.13	73.04	637
7.001 - 7.500	293	75,538,394.67	13.17	257,810.22	7.349	77.16	82.11	76.05	632
7.501 - 8.000	428	90,969,562.20	15.86	212,545.71	7.827	77.46	81.71	76.74	625
8.001 - 8.500	381	79,629,516.07	13.89	209,001.35	8.332	81.26	84.85	79.22	624
8.501 - 9.000	456	78,012,040.45	13.60	171,079.04	8.821	83.72	86.14	82.06	616
9.001 - 9.500	315	49,243,157.77	8.59	156,327.48	9.312	88.08	89.48	85.94	619
9.501 - 10.000	340	47,638,758.66	8.31	140,114.00	9.801	89.73	90.62	88.63	607
10.001 - 10.500	193	22,402,505.09	3.91	116,075.16	10.304	91.72	92.43	90.29	603
10.501 - 11.000	196	20,268,027.83	3.53	103,408.31	10.789	92.37	92.49	90.53	617
11.001 - 11.500	121	9,016,504.74	1.57	74,516.57	11.309	92.83	93.00	90.51	609
11.501 - 12.000	128	7,634,169.63	1.33	59,641.95	11.797	96.35	96.45	95.72	609
12.001 - 12.500	125	6,012,328.41	1.05	48,098.63	12.318	98.33	98.33	98.33	606
12.501 - 13.000	181	5,964,710.18	1.04	32,954.20	12.806	98.87	98.87	98.69	587
13.001 - 13.125	2	73,590.89	0.01	36,795.45	13.125	100.00	100.00	100.00	592
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.499%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
120 - 240	102	14,264,107.40	2.49	139,844.19	8.239	73.79	74.99	73.50	623
241 - 360	3,344	559,198,206.67	97.51	167,224.34	8.506	82.62	85.94	81.26	623
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 356 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
117 - 120	1	49,297.02	0.01	49,297.02	10.950	70.42	70.42	70.42	506
121 - 180	96	13,203,511.60	2.30	137,536.58	8.245	73.02	74.32	72.70	620
181 - 240	5	1,011,298.78	0.18	202,259.76	8.038	84.00	84.00	84.00	670
301 - 359	3,344	559,198,206.67	97.51	167,224.34	8.506	82.62	85.94	81.26	623
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 353 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1 – 6	3,396	564,999,693.53	98.52	166,372.11	8.500	82.33	85.62	81.21	623
7 – 12	43	7,857,833.89	1.37	182,740.32	8.455	87.29	88.92	70.58	633
13 - 18	4	350,799.19	0.06	87,699.80	8.763	84.49	84.49	72.04	696
19-21	3	253,987.46	0.04	84,662.49	8.168	89.53	89.53	89.53	615
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The weighted-average seasoning of the mortgage loans as of the cut-off date was 3 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
8.50 - 10.00	1	89,623.38	0.02	89,623.38	9.390	8.50	8.50	8.50	619
10.01 - 15.00	1	41,967.69	0.01	41,967.69	9.625	12.00	12.00	12.00	513
15.01 - 20.00	4	197,898.95	0.03	49,474.74	8.624	17.50	27.23	17.50	618
20.01 - 25.00	12	1,173,647.24	0.20	97,803.94	7.788	23.31	23.31	23.31	627
25.01 - 30.00	4	554,370.61	0.10	138,592.65	8.136	27.93	27.93	27.93	591
30.01 - 35.00	14	2,429,114.15	0.42	173,508.15	8.376	31.48	31.48	31.48	559
35.01 - 40.00	21	3,361,464.94	0.59	160,069.76	7.972	37.60	37.60	37.60	609
40.01 - 45.00	25	3,902,305.66	0.68	156,092.23	8.197	42.51	42.51	42.51	606
45.01 - 50.00	42	6,403,066.98	1.12	152,453.98	7.981	47.69	48.23	47.69	595
50.01 - 55.00	47	6,876,262.29	1.20	146,303.45	7.841	52.67	52.91	52.67	610
55.01 - 60.00	57	8,500,161.45	1.48	149,125.64	8.006	57.91	57.91	57.91	605
60.01 - 65.00	105	21,455,710.08	3.74	204,340.10	7.765	63.05	65.09	63.05	614
65.01 - 70.00	166	36,443,302.22	6.35	219,537.97	7.762	68.46	69.72	68.46	613
70.01 - 75.00	219	42,643,192.67	7.44	194,717.77	7.819	73.95	76.27	73.95	614
75.01 - 80.00	836	164,115,232.33	28.62	196,310.09	7.826	79.67	89.81	79.67	626
80.01 - 85.00	291	52,871,500.54	9.22	181,689.01	8.475	84.53	84.68	83.83	616
85.01 - 90.00	354	72,311,107.41	12.61	204,268.67	8.662	89.59	89.68	86.98	629
90.01 - 95.00	426	67,227,548.95	11.72	157,811.15	9.397	94.80	94.80	91.74	620
95.01 - 100.00	821	82,864,836.53	14.45	100,931.59	10.036	99.92	99.92	95.89	638
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 82.40%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
8.50 - 10.00	1	89,623.38	0.02	89,623.38	9.390	8.50	8.50	8.50	619
10.01 - 15.00	1	41,967.69	0.01	41,967.69	9.625	12.00	12.00	12.00	513
15.01 - 20.00	3	174,797.90	0.03	58,265.97	8.673	17.61	17.61	17.61	616
20.01 - 25.00	12	1,173,647.24	0.20	97,803.94	7.788	23.31	23.31	23.31	627
25.01 - 30.00	4	554,370.61	0.10	138,592.65	8.136	27.93	27.93	27.93	591
30.01 - 35.00	14	2,429,114.15	0.42	173,508.15	8.376	31.48	31.48	31.48	559
35.01 - 40.00	21	3,361,464.94	0.59	160,069.76	7.972	37.60	37.60	37.60	609
40.01 - 45.00	25	3,902,305.66	0.68	156,092.23	8.197	42.51	42.51	42.51	606
45.01 - 50.00	41	6,300,835.35	1.10	153,678.91	7.997	47.71	47.71	47.71	595
50.01 - 55.00	46	6,812,334.13	1.19	148,094.22	7.830	52.67	52.67	52.67	611
55.01 - 60.00	57	8,500,161.45	1.48	149,125.64	8.006	57.91	57.91	57.91	605
60.01 - 65.00	102	18,609,319.66	3.25	182,444.31	7.873	62.82	62.82	62.82	605
65.01 - 70.00	162	34,755,360.74	6.06	214,539.26	7.770	68.19	68.33	68.19	610
70.01 - 75.00	193	36,257,815.69	6.32	187,864.33	7.809	73.81	73.81	73.81	611
75.01 - 80.00	394	79,210,383.78	13.81	201,041.58	8.017	79.22	79.35	79.22	621
80.01 - 85.00	291	54,408,597.93	9.49	186,971.13	8.432	83.96	84.44	83.28	618
85.01 - 90.00	365	78,277,025.96	13.65	214,457.61	8.550	88.15	89.54	85.78	630
90.01 - 95.00	468	75,653,113.44	13.19	161,651.95	9.205	93.17	94.80	90.41	620
95.01 - 100.00	1,246	162,950,074.37	28.42	130,778.55	8.882	90.08	99.90	88.03	635
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 85.67%.

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
8.50 - 10.00	1	89,623.38	0.02	89,623.38	9.390	8.50	8.50	8.50	619
10.01 - 15.00	1	41,967.69	0.01	41,967.69	9.625	12.00	12.00	12.00	513
15.01 - 20.00	4	197,898.95	0.03	49,474.74	8.624	17.50	27.23	17.50	618
20.01 - 25.00	12	1,173,647.24	0.20	97,803.94	7.788	23.31	23.31	23.31	627
25.01 - 30.00	4	554,370.61	0.10	138,592.65	8.136	27.93	27.93	27.93	591
30.01 - 35.00	14	2,429,114.15	0.42	173,508.15	8.376	31.48	31.48	31.48	559
35.01 - 40.00	21	3,361,464.94	0.59	160,069.76	7.972	37.60	37.60	37.60	609
40.01 - 45.00	25	3,902,305.66	0.68	156,092.23	8.197	42.51	42.51	42.51	606
45.01 - 50.00	42	6,403,066.98	1.12	152,453.98	7.981	47.69	48.23	47.69	595
50.01 - 55.00	47	6,876,262.29	1.20	146,303.45	7.841	52.67	52.91	52.67	610
55.01 - 60.00	57	8,500,161.45	1.48	149,125.64	8.006	57.91	57.91	57.91	605
60.01 - 65.00	146	32,630,321.12	5.69	223,495.35	7.961	75.20	76.54	63.69	626
65.01 - 70.00	240	50,365,351.69	8.78	209,855.63	8.078	74.95	75.87	68.01	621
70.01 - 75.00	238	46,292,742.27	8.07	194,507.32	7.906	74.81	76.94	74.00	614
75.01 - 80.00	837	164,447,235.08	28.68	196,472.20	7.827	79.69	89.81	79.67	626
80.01 - 85.00	272	49,221,950.94	8.58	180,963.05	8.441	84.51	84.68	84.51	616
85.01 - 90.00	311	63,680,128.96	11.10	204,759.26	8.680	89.64	89.72	89.64	626
90.01 - 95.00	390	59,976,109.40	10.46	153,784.90	9.446	94.83	94.83	94.83	619
95.01 - 100.00	784	73,318,591.27	12.79	93,518.61	10.237	99.91	99.91	99.91	636
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 81.06%.

Occupancy Type of the Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Primary	3,218	535,270,553.60	93.34	166,336.41	8.469	82.55	86.04	81.30	622
Investor	174	25,384,512.49	4.43	145,888.00	9.192	80.54	80.69	77.12	636
Second Home	54	12,807,247.98	2.23	237,171.26	8.383	79.92	80.04	79.02	638
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2-4 Family	115	27,295,318.39	4.76	237,350.59	8.293	80.33	81.63	78.05	638
Condo	203	38,627,305.42	6.74	190,282.29	8.480	85.33	90.08	82.46	636
CO-Op	1	460,000.00	0.08	460,000.00	9.375	80.00	80.00	80.00	678
Single Family	3,127	507,079,690.26	88.42	162,161.72	8.511	82.29	85.55	81.12	621
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Purchase	1,723	249,694,152.80	43.54	144,918.25	8.869	88.56	94.46	86.79	630
Cash Out Refinance	1,374	265,682,648.51	46.33	193,364.37	8.136	76.68	77.77	75.73	617
Rate Term Refinance	349	58,085,512.76	10.13	166,434.13	8.569	82.06	83.97	80.83	620
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Documentation of the Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Full Doc W/ 12 Month Business	36	12,318,827.16	2.15	342,189.64	7.979	74.04	74.43	73.34	629
Full Doc W/ 12 Month Bank	2	754,368.36	0.13	377,184.18	8.003	73.86	73.86	73.86	624
Full Doc W/ 12 Month Personal	329	74,382,892.16	12.97	226,087.82	8.382	81.54	84.80	81.43	621
Lite Doc -6 Month Bank	16	2,785,864.45	0.49	174,116.53	8.472	76.23	76.23	76.23	616
Full Doc	2,607	374,716,958.40	65.34	143,734.93	8.526	82.57	86.53	81.61	613
No Doc	25	4,107,431.78	0.72	164,297.27	8.283	80.08	82.13	77.43	667
No Ratio Stated Assets	44	10,425,991.00	1.82	236,954.34	8.479	79.82	79.82	76.63	651
No Ratio Verified Assets	27	7,441,097.13	1.30	275,596.19	7.967	80.65	81.79	78.04	646
Stated Income Stated Asset	283	64,145,733.71	11.19	226,663.37	8.723	84.92	85.83	81.17	656
Stated Income Verified Asset	77	22,383,149.92	3.90	290,690.26	8.318	83.05	86.07	79.23	662
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1	2,935	552,290,804.01	96.31	188,174.04	8.368	81.74	85.13	80.36	623
2	511	21,171,510.06	3.69	41,431.53	11.910	99.56	99.56	99.56	621
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Index of the Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
One Year CMT	12	2,696,441.25	0.68	224,703.44	9.865	80.50	82.13	76.53	641
One-Year LIBOR	5	1,449,155.60	0.37	289,831.12	7.448	81.50	87.22	77.77	661
Six-Month LIBOR	2,010	391,206,172.18	98.95	194,629.94	8.434	83.30	87.25	81.96	618
Total:	2,027	395,351,769.03	100.00	195,042.81	8.440	83.28	87.22	81.90	619

Prepayment Penalty Status of the Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Has Prepayment Penalty	2,289	427,269,864.15	74.51	186,662.24	8.263	82.08	85.75	80.85	623
No Prepayment Penalty	1,157	146,192,449.92	25.49	126,354.75	9.190	83.33	85.41	81.69	624
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
None	1,157	146,192,449.92	25.49	126,354.75	9.190	83.33	85.41	81.69	624
12	28	7,799,451.92	1.36	278,551.85	8.383	75.99	77.59	73.29	646
24	1,597	304,044,267.88	53.02	190,384.64	8.351	83.71	87.81	82.38	618
36	661	114,198,174.15	19.91	172,765.77	8.031	78.31	80.82	77.44	633
60	3	1,227,970.20	0.21	409,323.40	7.205	68.02	86.54	68.02	750
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
California	333	110,301,479.40	19.23	331,235.67	7.733	78.82	83.66	76.37	632
Florida	235	42,421,003.22	7.40	180,514.91	8.679	85.01	87.05	83.58	634
New York	117	28,693,654.31	5.00	245,244.91	8.036	77.93	79.07	76.78	622
Texas	233	28,300,976.37	4.94	121,463.42	8.844	85.05	88.17	83.74	625
Arizona	127	27,363,414.18	4.77	215,459.95	8.152	78.98	81.41	78.26	630
Maryland	130	26,949,574.56	4.70	207,304.42	8.073	77.88	79.92	77.09	617
Illinois	170	26,804,115.98	4.67	157,671.27	9.040	86.75	89.45	86.17	621
Virginia	98	18,351,196.03	3.20	187,257.10	8.281	85.02	89.15	84.75	625
Georgia	126	17,794,366.39	3.10	141,225.13	8.968	86.64	90.74	84.44	621
Washington	95	17,029,258.61	2.97	179,255.35	8.304	82.25	87.18	82.25	617
New Jersey	69	15,960,943.15	2.78	231,318.02	8.317	77.02	78.18	76.48	619
Pennsylvania	130	15,864,814.17	2.77	122,037.03	8.914	83.24	87.19	82.85	614
North Carolina	108	13,840,831.76	2.41	128,155.85	9.140	86.79	90.28	85.10	614
Minnesota	84	13,333,885.19	2.33	158,736.73	8.789	82.53	86.51	79.84	634
Wisconsin	100	11,432,377.23	1.99	114,323.77	9.223	85.46	88.76	83.73	616
Michigan	78	9,477,893.44	1.65	121,511.45	9.154	84.93	87.19	82.87	614
Colorado	61	9,138,642.08	1.59	149,813.80	8.615	82.11	88.12	81.08	619
Massachusetts	33	8,567,691.07	1.49	259,627.00	8.087	78.29	81.14	75.87	626
Ohio	93	8,398,261.70	1.46	90,303.89	9.269	88.53	91.31	86.10	606
Indiana	78	7,579,186.53	1.32	97,169.06	9.484	90.48	92.26	87.49	611
South Carolina	54	7,555,432.21	1.32	139,915.41	9.036	83.78	87.55	83.01	627
Nevada	44	7,409,644.87	1.29	168,401.02	8.213	81.30	84.98	80.56	622
Missouri	83	7,315,521.07	1.28	88,138.81	9.118	86.36	89.78	85.40	610
Tennessee	68	7,309,365.23	1.27	107,490.67	8.927	86.58	88.49	86.42	616
Oregon	37	7,041,225.10	1.23	190,303.38	8.064	82.30	87.99	82.30	621
Louisiana	58	7,016,502.38	1.22	120,974.18	9.132	87.28	90.66	86.20	610
Iowa	80	6,702,506.35	1.17	83,781.33	9.688	89.43	92.41	87.09	616
Alabama	63	6,591,951.29	1.15	104,634.15	9.118	85.03	87.00	84.24	610
Utah	33	5,669,874.73	0.99	171,814.39	8.586	83.21	85.17	83.21	610
New Mexico	43	5,523,359.57	0.96	128,450.22	9.568	81.96	85.97	81.37	620
Mississippi	40	4,603,696.37	0.80	115,092.41	9.147	84.07	87.70	84.07	609
Connecticut	19	4,051,577.34	0.71	213,240.91	8.601	83.14	85.10	83.14	619
Oklahoma	40	3,708,488.95	0.65	92,712.22	9.463	89.32	94.85	87.45	613
Delaware	16	3,636,359.32	0.63	227,272.46	8.314	77.91	81.32	77.91	608
Kansas	39	3,415,688.93	0.60	87,581.77	8.973	81.61	84.12	81.61	622
Alaska	21	3,082,418.34	0.54	146,781.83	8.081	82.65	84.44	82.65	623
Nebraska	46	3,006,835.82	0.52	65,366.00	10.125	88.18	90.08	87.92	601
Montana	20	2,960,852.92	0.52	148,042.65	8.523	82.29	84.87	82.29	639
District of Columbia	11	2,519,807.21	0.44	229,073.38	7.635	71.28	71.28	70.36	582
Idaho	19	2,497,869.75	0.44	131,466.83	8.818	79.93	81.39	79.93	619
Kentucky	24	1,919,828.32	0.33	79,992.85	9.371	89.72	90.72	89.72	608
Wyoming	11	1,777,313.90	0.31	161,573.99	8.818	84.75	87.99	84.75	611
Rhode Island	8	1,628,404.35	0.28	203,550.54	8.617	82.96	85.02	82.96	622
West Virginia	18	1,586,938.55	0.28	88,163.25	8.880	82.88	88.78	79.02	627
Arkansas	14	1,583,967.02	0.28	113,140.50	8.921	83.00	83.00	83.00	614
New Hampshire	9	1,572,861.91	0.27	174,762.43	8.847	80.23	80.23	77.51	616
Hawaii	4	1,304,625.37	0.23	326,156.34	7.220	79.73	86.34	77.82	637
North Dakota	12	880,123.60	0.15	73,343.63	9.230	89.60	93.56	86.12	632
South Dakota	7	817,805.15	0.14	116,829.31	9.393	93.61	93.61	93.61	629
Vermont	3	594,415.79	0.10	198,138.60	8.294	77.41	77.41	77.41	596
Maine	4	573,486.99	0.10	143,371.75	8.418	86.32	89.66	86.32	623
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
No PMI	3,311	544,384,101.22	94.93	164,416.82	8.489	81.80	85.24	81.80	622
MGIC	1	247,000.00	0.04	247,000.00	6.500	87.59	87.59	65.69	686
PMI	2	387,379.59	0.07	193,689.80	8.226	90.96	90.96	65.49	650
Radian	28	6,353,748.28	1.11	226,919.58	8.707	90.99	90.99	68.20	653
United Guaranty	104	22,090,084.99	3.85	212,404.66	8.712	94.39	94.42	66.98	636
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Mortgage Insurance Coverage
Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
0	3,311	544,384,101.21	94.93	164,416.82	8.489	81.80	85.24	81.80	622
12	20	3,981,552.35	0.69	199,077.62	8.896	85.20	85.20	74.97	618
25	42	8,298,975.70	1.45	197,594.66	8.530	89.27	89.34	66.95	650
30	36	7,251,439.55	1.26	201,428.88	8.996	94.56	94.56	66.19	629
35	37	9,546,245.26	1.66	258,006.63	8.498	99.97	99.97	64.98	651
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Credit Score of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
N/A	7	768,541.12	0.13	109,791.59	9.931	81.45	81.45	81.45	N/A
500 - 524	68	8,708,863.74	1.52	128,071.53	9.696	68.56	68.60	68.24	515
525 - 549	138	19,113,834.63	3.33	138,506.05	9.171	66.98	67.09	66.77	539
550 - 574	323	45,305,867.19	7.90	140,265.84	9.189	79.27	79.49	78.59	565
575 - 599	680	85,457,658.88	14.90	125,673.03	8.801	80.63	84.25	80.40	588
600 - 624	786	126,602,589.56	22.08	161,072.00	8.510	84.89	89.24	83.89	612
625 - 649	753	143,059,210.61	24.95	189,985.67	8.281	84.15	87.59	82.06	637
650 - 674	458	95,512,447.95	16.66	208,542.46	8.168	83.09	86.45	81.34	660
675 - 699	149	31,509,151.59	5.49	211,470.82	8.071	83.48	86.43	81.16	685
700 - 724	39	7,079,951.24	1.23	181,537.21	8.252	85.73	89.47	82.90	708
725 - 749	22	4,820,028.09	0.84	219,092.19	8.673	87.02	89.93	84.55	735
750 - 774	14	2,766,239.72	0.48	197,588.55	8.270	86.56	96.37	82.46	760
775 - 798	9	2,757,929.75	0.48	306,436.64	6.671	77.59	86.63	77.59	795
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 623.

Debt-To-Income Ratio of the Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
N/A	107	22,577,405.19	3.94	211,003.79	8.310	80.09	80.47	77.28	650
1.17 - 10.00	69	4,992,916.02	0.87	72,361.10	10.441	89.09	89.09	88.19	621
10.01 - 20.00	135	17,283,687.72	3.01	128,027.32	8.696	75.83	77.36	75.24	624
20.01 - 30.00	341	47,389,094.76	8.26	138,970.95	8.419	79.38	81.34	78.89	618
30.01 - 40.00	691	105,485,603.97	18.39	152,656.45	8.537	80.26	82.59	79.35	622
40.01 - 50.00	1,206	220,009,096.13	38.37	182,428.77	8.520	83.44	86.78	81.86	625
50.01 - 60.00	827	151,793,271.85	26.47	183,546.88	8.335	83.76	88.80	82.31	617
60.01 - 84.62	70	3,931,238.43	0.69	56,160.55	11.344	99.14	99.14	99.14	623
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 42.97%.

Channel of the Mortgage Loans
Channel (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Correspond	869	84,707,345.08	14.77	97,476.81	9.666	87.95	89.16	86.24	626
Retail	1,786	344,606,757.95	60.09	192,948.91	8.240	80.54	85.57	79.64	621
Wholesale	791	144,148,211.04	25.14	182,235.41	8.433	83.59	83.85	81.42	626
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Margin of the Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.000 - 1.000	1	199,836.10	0.05	199,836.10	6.750	66.67	66.67	66.67	658
1.001 - 1.500	3	1,051,240.48	0.27	350,413.49	6.712	71.63	71.63	71.63	665
1.501 - 2.000	5	1,176,041.44	0.30	235,208.29	7.002	79.60	79.60	79.60	701
2.001 - 2.500	17	4,413,778.17	1.12	259,634.01	7.954	76.98	78.86	75.39	659
2.501 - 3.000	7	1,993,585.65	0.50	284,797.95	8.523	78.23	78.23	74.10	661
3.001 - 3.500	11	2,195,847.52	0.56	199,622.50	8.527	79.75	80.47	77.76	663
3.501 - 4.000	30	9,085,637.49	2.30	302,854.58	7.401	76.64	83.61	76.64	662
4.001 - 4.500	147	43,513,250.43	11.01	296,008.51	7.242	74.83	83.86	74.55	640
4.501 - 5.000	389	85,790,906.45	21.70	220,542.18	7.649	76.92	85.86	76.63	619
5.001 - 5.500	341	69,984,594.47	17.70	205,233.41	8.210	82.29	85.51	80.86	620
5.501 - 6.000	242	46,679,854.12	11.81	192,891.96	8.537	83.92	85.51	81.95	603
6.001 - 6.500	748	115,766,447.42	29.28	154,767.98	9.546	91.49	91.57	89.11	608
6.501 - 7.000	59	9,476,085.52	2.40	160,611.62	9.780	92.07	92.98	90.63	615
7.001 - 7.500	21	2,996,116.09	0.76	142,672.19	9.919	95.00	96.76	95.00	619
7.501 - 8.000	5	891,017.18	0.23	178,203.44	9.821	92.06	92.06	86.04	610
8.001 - 8.030	1	137,530.50	0.03	137,530.50	10.550	95.00	95.00	95.00	565
Total:	2,027	395,351,769.03	100.00	195,042.81	8.440	83.28	87.22	81.90	619

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.426%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2007-08	1	143,664.96	0.04	143,664.96	8.750	90.00	90.00	67.50	672
2007-11	1	102,785.32	0.03	102,785.32	8.750	93.69	93.69	93.69	581
2008-01	1	414,436.88	0.10	414,436.88	7.500	80.00	100.00	80.00	660
2008-02	1	142,313.45	0.04	142,313.45	8.250	90.00	90.00	67.50	661
2008-03	1	200,001.00	0.05	200,001.00	9.875	76.92	76.92	76.92	628
2008-04	4	721,157.59	0.18	180,289.40	9.708	74.44	80.54	74.44	580
2008-05	2	150,776.84	0.04	75,388.42	11.255	90.00	90.00	82.27	613
2008-07	2	193,925.87	0.05	96,962.94	8.836	80.00	100.00	80.00	656
2008-10	7	1,501,389.33	0.38	214,484.19	8.341	80.44	80.44	63.72	623
2008-11	9	1,624,638.30	0.41	180,515.37	8.429	93.37	93.37	71.10	616
2008-12	38	10,302,149.17	2.61	271,109.19	8.477	85.53	87.18	72.16	619
2009-01	65	15,939,692.54	4.03	245,226.04	8.017	81.17	87.70	72.68	622
2009-02	54	11,155,927.65	2.82	206,591.25	8.907	91.09	92.40	75.35	632
2009-03	162	32,395,353.18	8.19	199,971.32	9.134	87.32	88.42	87.11	612
2009-04	1,540	292,163,894.10	73.90	189,716.81	8.379	82.71	87.20	82.71	617
2009-05	68	12,295,150.56	3.11	180,811.04	8.511	80.04	80.67	80.04	612
2009-11	1	491,021.85	0.12	491,021.85	8.875	85.00	85.00	74.80	678
2009-12	3	469,430.70	0.12	156,476.90	9.563	81.99	98.01	77.51	608
2010-01	8	1,043,124.75	0.26	130,390.59	8.942	84.85	94.93	84.85	585
2010-02	5	945,409.97	0.24	189,081.99	7.611	96.98	99.17	96.98	618
2010-03	4	1,418,688.47	0.36	354,672.12	7.532	88.14	88.14	88.14	636
2010-04	29	6,281,692.61	1.59	216,610.09	7.967	80.59	85.19	80.59	643
2012-01	1	390,364.68	0.10	390,364.68	7.500	80.00	80.00	80.00	652
2012-02	1	222,300.00	0.06	222,300.00	8.500	79.99	79.99	79.99	641
2012-03	7	1,122,487.89	0.28	160,355.41	9.125	84.78	84.78	79.72	679
2012-04	10	3,143,184.72	0.80	314,318.47	7.885	79.22	79.22	79.22	682
2014-03	1	129,806.65	0.03	129,806.65	9.500	72.22	72.22	72.22	679
2016-11	1	247,000.00	0.06	247,000.00	6.500	87.59	87.59	65.69	686
Total:	2,027	395,351,769.03	100.00	195,042.81	8.440	83.28	87.22	81.90	619

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was April 12, 2009.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
11.375 - 11.500	4	1,252,774.62	0.32	313,193.66	5.926	84.51	94.54	80.19	683
11.501 - 12.000	21	8,046,288.72	2.04	383,156.61	5.971	75.62	84.61	75.62	641
12.001 - 12.500	49	14,879,325.10	3.76	303,659.70	6.455	76.55	85.53	76.55	646
12.501 - 13.000	118	30,752,578.35	7.78	260,615.07	6.861	75.77	82.71	74.88	630
13.001 - 13.500	182	50,455,341.39	12.76	277,227.15	7.362	78.45	84.82	76.95	626
13.501 - 14.000	269	61,361,541.60	15.52	228,109.82	7.830	77.91	83.45	77.41	619
14.001 - 14.500	240	53,898,931.58	13.63	224,578.88	8.344	81.86	85.66	79.95	620
14.501 - 15.000	294	55,359,059.80	14.00	188,296.12	8.820	85.70	88.15	83.63	613
15.001 - 15.500	238	39,261,449.10	9.93	164,964.07	9.280	89.69	91.36	87.71	617
15.501 - 16.000	273	39,637,745.12	10.03	145,193.21	9.779	90.31	91.25	89.24	607
16.001 - 16.500	131	17,523,623.08	4.43	133,768.12	10.293	92.83	93.34	91.86	602
16.501 - 17.000	109	14,478,583.81	3.66	132,831.04	10.710	92.60	93.16	90.93	608
17.001 - 17.500	52	4,755,997.69	1.20	91,461.49	11.286	91.70	92.40	87.82	599
17.501 - 18.000	35	2,589,988.28	0.66	73,999.67	11.677	93.00	93.13	90.88	585
18.001 - 18.500	9	906,059.67	0.23	100,673.30	11.782	93.39	93.39	93.39	604
18.501 - 18.950	3	192,481.12	0.05	64,160.37	12.858	79.46	79.46	73.93	525
Total:	2,027	395,351,769.03	100.00	195,042.81	8.440	83.28	87.22	81.90	619

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.442%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.000 - 1.000	1	199,836.10	0.05	199,836.10	6.750	66.67	66.67	66.67	658
1.001 - 1.500	3	1,051,240.48	0.27	350,413.49	6.712	71.63	71.63	71.63	665
1.501 - 2.000	5	1,176,041.44	0.30	235,208.29	7.002	79.60	79.60	79.60	701
2.001 - 2.500	16	4,191,478.17	1.06	261,967.39	7.925	76.82	78.80	75.15	659
2.501 - 3.000	7	1,993,585.65	0.50	284,797.95	8.523	78.23	78.23	74.10	661
3.001 - 3.500	11	2,275,834.07	0.58	206,894.01	8.542	79.13	79.83	78.62	661
3.501 - 4.000	28	8,245,943.37	2.09	294,497.98	7.338	76.29	82.46	76.29	660
4.001 - 4.500	146	43,209,250.43	10.93	295,953.77	7.235	74.79	83.75	74.51	640
4.501 - 5.000	384	84,991,190.08	21.50	221,331.22	7.644	76.85	85.88	76.57	619
5.001 - 5.500	326	66,576,782.15	16.84	204,223.26	8.175	81.80	85.16	80.41	620
5.501 - 6.000	232	45,474,938.17	11.50	196,012.66	8.520	83.88	85.57	81.85	604
6.001 - 6.500	714	108,721,827.90	27.50	152,271.47	9.556	91.44	91.48	89.30	607
6.501 - 7.000	31	5,414,050.38	1.37	174,646.79	9.785	95.75	95.75	94.87	624
7.001 - 7.500	13	2,423,086.60	0.61	186,391.28	9.115	97.98	97.98	97.98	631
7.501 - 8.000	7	1,538,410.99	0.39	219,773.00	8.113	84.59	84.59	80.37	627
8.001 - 8.500	16	4,153,675.99	1.05	259,604.75	8.391	87.77	90.49	79.96	624
8.501 - 9.000	23	3,829,030.50	0.97	166,479.59	8.848	83.59	87.21	82.35	626
9.001 - 9.500	12	1,807,823.53	0.46	150,651.96	9.354	90.78	91.68	81.71	598
9.501 - 10.000	20	3,152,424.03	0.80	157,621.20	9.773	92.65	94.99	91.17	606
10.001 - 10.500	11	1,360,134.82	0.34	123,648.62	10.267	94.66	97.12	94.66	598
10.501 - 11.000	15	2,671,696.45	0.68	178,113.10	10.827	93.74	93.74	92.50	603
11.001 - 11.500	3	558,171.19	0.14	186,057.06	11.226	96.19	96.19	96.19	601
11.501 - 12.000	2	276,948.31	0.07	138,474.16	11.712	87.83	87.83	87.83	570
12.001 - 12.250	1	58,368.23	0.01	58,368.23	12.250	80.00	80.00	80.00	583
Total:	2,027	395,351,769.03	100.00	195,042.81	8.440	83.28	87.22	81.90	619

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 5.585%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.000	1	143,664.96	0.04	143,664.96	8.750	90.00	90.00	67.50	672
2.000	10	2,180,007.95	0.55	218,000.80	9.161	80.18	86.00	77.88	621
2.990	1	104,580.53	0.03	104,580.53	9.260	97.22	97.22	97.22	609
3.000	1,992	387,258,263.06	97.95	194,406.76	8.441	83.33	87.30	81.97	618
5.000	23	5,665,252.53	1.43	246,315.33	8.100	80.67	82.12	78.71	672
Total:	2,027	395,351,769.03	100.00	195,042.81	8.440	83.28	87.22	81.90	619

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 3.022%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.000	2,008	390,951,756.21	98.89	194,697.09	8.434	83.30	87.25	81.95	618
1.500	1	195,160.09	0.05	195,160.09	8.750	85.00	85.00	85.00	555
2.000	18	4,204,852.73	1.06	233,602.93	9.032	80.98	83.99	77.15	648
Total:	2,027	395,351,769.03	100.00	195,042.81	8.440	83.28	87.22	81.90	619

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.011%.

Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
None	3,319	528,747,940.39	92.20	159,309.41	8.569	82.64	85.55	81.39	621
60	106	37,100,865.64	6.47	350,008.17	7.619	80.18	87.88	77.72	642
120	20	7,433,695.42	1.30	371,684.77	7.910	76.48	82.69	74.12	688
180	1	179,812.62	0.03	179,812.62	7.625	90.00	90.00	90.00	621
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
0x30 Days Delinquent	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623
Total:	3,446	573,462,314.07	100.00	166,413.90	8.499	82.40	85.67	81.06	623

Rating Agency Contacts

Standard & Poor’s	Anthony Guinyard: (212) 438-1830
Jonathan Conon: (212) 438-2037

Moody’s	Jason Shi: (212) 553-1709
Kai-Ling Chang: (212) 553-7710